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                                                                     EXHIBIT 5.1


                 [LETTERHEAD OF JEFFERS, WILSON & SHAFF, LLP]
                               ATTORNEYS AT LAW
                            18881 VON KARMAN AVENUE
                                  SUITE 1400
                           IRVINE, CALIFORNIA 92612
                           TELEPHONE: (714) 660-7700
                           FACSIMILE: (714) 660-7799

                               November 26, 1996

Thornburg Mortgage Asset Corporation
119 East Marcy Street, Suite 201
Santa Fe, New Mexico 87501


           RE: SALE OF SHARES PURSUANT TO SHELF REGISTRATION STATEMENT
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Gentlemen:

   We have examined a copy of the Registration Statement on Form S-3 (the "Registration Statement") of Thornburg Mortgage Asset Corporation, a Maryland corporation (the "Company"), for the registration under the Securities Act of 1933 of the sale of an indeterminate number of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), preferred stock of the Company, the terms and conditions of which are as yet undetermined (the "Preferred Stock"), and warrants and rights to purchase Common Stock and Preferred Stock (the Common Stock, the Preferred Stock and the warrants and rights are referred to collectively as the "Securities") pursuant to a shelf registration. We have also examined the Company's Articles of Incorporation, as amended, and such other corporate records, including the resolutions of the Company's Board of Directors, and such other documents as we have deemed necessary in order to express the opinions set forth below. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity of all originals of all documents submitted to us as copies. As to questions of fact material to such opinions, we have relied upon statements and representations of the Company.

  Our opinions are based on existing law which is subject to change either prospectively or retroactively. Relevant laws could change in a manner that could adversely affect the Company or the holders of its securities. We have no obligation to inform the Company of any such change in the law. We have not been requested to opine, and we have not opined, as to any issues other than those expressly set forth herein.

  The Company is a Maryland corporation that is intended to qualify as a real estate investment trust ("REIT") under the Code. Capitalized terms used in this opinion letter and not otherwise defined are as defined in the Registration Statement. Our opinion is based on existing law, including the Code, existing Treasury Regulations, Revenue Rulings, Revenue Procedures, U.S. Department of Labor regulations and administrative interpretations, proposed regulations
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 Thornburg Mortgage Asset Corporation
November 26, 1996
Page 2


and case law, all of which are subject to change either prospectively or retroactively. No assurance can be given that such existing law may not change in a manner that would modify the conclusions expressed in this opinion letter. Moreover, relevant laws could change in a manner that could adversely affect the Company or its stockholders. We have no obligation to inform you of any such change in the law. We have not been requested to opine, and we have not opined, as to any issues other than those expressly set forth herein. We are admitted to practice law in the State of California and our opinion is limited to federal law and the laws of the State of Maryland that affect such opinion. We express no opinion with respect to any other law or the laws of any other jurisdiction.

1.    Federal Income Tax Considerations. We have reviewed the section of the
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Registration Statement entitled "Federal Income Tax Consideration" and in our opinion such section identifies and fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Securities and to the extent that such summaries involve matters of law, we are of the opinion that such statements of law are correct under the Code. All opinions attributed to Counsel in the section of the Registration Statement entitled "Federal Income Tax Consideration" accurately reflect our opinion on the likely outcome of such issues if challenged by the Service.

      The "Federal Income Tax Consideration" section of the Registration Statement is not exhaustive of all possible tax considerations. Such section of the Registration Statement does not give a detailed discussion of any state, local or foreign tax considerations. Nor does the "Federal Income Tax Considerations" section of the Registration Statement discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of the Securities in light of such stockholder's particular circumstances or to certain types of stockholders (including, but not limited to, insurance companies, certain tax-exempt entities, financial institutions, broker/dealers, foreign corporations, employees and Affiliates acquiring stock options and persons who are not citizens or residents of the United States) some of whom could be subject to special treatment under federal income tax laws.

      Moreover, the Company's qualification as a REIT under the Code will depend upon the Company's ability to meet, through actual operating results, distribution levels, diversity of stock ownership and the various income and asset qualification tests imposed under the Code. Such operating results may not be reviewed by us as Counsel, and accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy the requirements under the Code for REIT qualification. Moreover, certain aspects of the Company's operations have not been considered by the courts or the Service. There can be no assurance that the courts or the Service will agree with our opinion. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time. Accordingly, we are unable to opine whether the Company, in fact, will operate in a manner that will enable it to qualify as a REIT under the Code.
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Thornburg Mortgage Assets Corporation
November 26, 1996
Page 3

2.     ERISA Investors. The Company has requested our opinion as to whether the
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Common Stock will constitute "publicly-offered securities" under regulations
(the "Regulations") issued by the U.S. Department of Labor so that the assets of the Company will not be deemed to constitute "plan assets" for purposes of ERISA or for purposes of Code Section 4975 following an investment in the Common Stock by an ERISA Plan.

       The Regulations generally provide that, in the case of an ERISA Plan's investment in an equity interest of an entity, the ERISA Plan's assets include both the equity investment and an undivided interest in each of the underlying assets of the enitity unless the entity can satisfy at least one of a number of exceptions set forth in the Regulations. One exception to such plan assets treatment is for an equity interest that is a "publicly-offered security." In our opinion, the Common Stock constitutes publicly offered securities within the meaning of the Regulations.

3.     Legality of Shares. Assuming the Common Stock or the Preferred Stock
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(collectively, "Shares") are issued and paid for in accordance with the terms of the offering described in the Registration Statement, including documents incorporated by reference thereto, and certificates representing such Shares are issued to the purchasers, we are of the opinion that the Shares will have been duly authorized, validly issued, and will be fully paid and nonassessable shares of Common Stock or Preferred Stock, as the case may be, of the Company.

4.     Consent. We hereby consent to the filing of this opinion letter as an
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exhibit to the Registration Statement and to the references to this firm under the captions "Federal Income Tax Considerations," "ERISA Investors" and "Legal Matters" in connection with this opinion.

                                    Very truly yours,


                                    /s/ JEFFERS, WILSON & SHAFF, LLP

                                    JEFFERS, WILSON & SHAFF, LLP